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                                                           EXHIBIT 10(c)

Exhibit 10(c) - Consent of Myles R. Tashman

ING VARIABLE ANNUITIES

MYLES R. TASHMAN
Executive Vice President,
General Counsel and Secretary




 September 24, 1999


 Members of the Board of Directors
 Golden American Life Insurance Company
 1475 Dunwoody Drive
 West Chester, PA  19380-1478

 Ms. Emory and Gentlemen:

 I hereby consent to the filing of this opinion as an exhibit to the registration statement and to the reference to my name under the heading "Legal Matters" in the prospectus contained in said registration statement. In giving this consent I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

 Sincerely,


/s/ Myles R. Tashman



1475 Dunwoody Drive           Tel: 610-425-3405    GoldenSelect Series
West Chester, PA  19380-1478  Fax: 610-425-3735    Issued by Golden American

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                                                 Life Insurance Company